Exhibit 10.1

OFFICE LEASE

THIS OFFICE LEASE (the "lease") made as of November 18, 2020, between KELL PROPERTIES, LLC, a Kentucky limited liability company ("Landlord"), and VBH FRANKFORT LLC, a Nevada limited liability company ("Tenant").

ARTICLE I

Term

(A) Premises

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain portions of the building known and designated as Units B, C & D, 915 Leawood Drive, Frankfort, Franklin County, Kentucky (the "property"), as more particularly shown on attached Exhibit A, subject to the terms and conditions more particularly hereinafter set forth herein.

(B) Term

The term ("term") of this lease shall commence on December 1, 2020 ("commencement date") or such other date as determined by the parties as to the substantial completion of the Tenant Improvements (TI) and twenty-four (24) months later ("expiration date"), unless sooner terminated as provided herein. This lease is subject to acquiring the necessary licensing from the state and local jurisdictions within three (3) months of initial occupancy. Should Tenant fail to obtain the necessary licenses within that timeframe, it shall have the option to terminate the lease but shall reimburse Landlord for all non-reimbursed direct Tenant Improvement Costs (TI) that had not been previously reimbursed.

ARTICLE II

Monthly Rent

(A)       From the rent commencement date until the expiration date, Tenant shall pay Landlord monthly rent of $2,365.00.

(B)       All monthly rent, or prorated rent in the case of a partial month, shall be paid in advance, on or before the first day of each calendar month during the term. Tenant shall pay, as additional rent, a late fee charge of $100.00 if rent is not received within five (5) days of its due date. In addition to such charge, any rent paid more than thirty (30) days after due shall accrue interest from the due date at the rate of 12% per annum until payment is received by Landlord. Such charge and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of rent. If the term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the rent for such fractional month shall be prorated on the basis of one-thirtieth of the monthly rent for each day of such fractional month.

1

(C)       Rent shall be paid at the office maintained by Landlord, or any other place designated by Landlord, without any prior demand or notice therefor and shall, in all events, be paid without any deductions, set-offs, or counterclaims whatsoever.

(D)       Additional Rent

Tenant shall pay Landlord an amount equal to seventy-seven (77%) percent assessed ad valorem property taxes against the property on or before November 10th of each year.

Tenant shall also pay an amount equal to seventy-seven (77%) percent of the Landlord’s insurance carried on the real property within fourteen (14) days of Landlord submitting an invoice to the Tenant.

If the term commences other than on January 1, or ends other than on December 31, Tenant's obligations to pay taxes for such first or final calendar years shall be prorated to reflect the portion of such years included in the term.

Tenant shall be responsible for paying all personal property taxes with respect to Tenant’s personal property at the Leased Premises.

(E)       Security Deposit

Tenant shall deposit with Landlord, prior to the commencement of the term, the sum of $2,365.00 as security deposit.

ARTICLE III

Condition of Premises

Landlord and Tenant have agreed to share the cost equally for the TI as required by Tenant. Upon completion of the TI, tenant will inspect the premises and accepts the same "as is" without any agreements, representations, understandings, or obligations on the part of Landlord to perform any further alterations, repairs, or improvements except as otherwise provided in this lease, or any warranty of habitability or representation by Landlord that the premises are fit for Tenant's intended use.

ARTICLE IV

Use and Rules

Tenant shall use and occupy the premises for offices and a treatment facility for patients with behavioral health issues and for no other purpose whatsoever, in compliance with all applicable laws.

2

ARTICLE V

Services and Utilities

Tenant shall be responsible for the payment of all utilities necessary for the Tenant’s use and occupancy of the property.

ARTICLE VI

Alterations and Liens

(A) Alterations

Tenant shalt not, without the prior written consent of Landlord, make any additions, changes, alterations, or improvements ("alterations") to the premises, except for cosmetic changes, i.e. interior paint and wallpaper and the installation of cameras and controlled access card readers. Landlord may impose reasonable requirements as a condition of such consent including, without limitation, the submission of drawings, plans, and specifications for Landlord's prior written approval, affidavits listing all contractors, subcontractors, and suppliers, affidavits from engineers acceptable to Landlord stating that the alterations will not adversely affect the systems and equipment or the structure of the property, and requirements as to the manner and times in which such alterations shall be done. Tenant shall give written notice to Landlord of any intent to make alterations, together with copies of the plans and specifications, if any, for such alterations. Tenant agrees that alterations shall be performed in a good and workmanlike manner, as coordinated and approved by Landlord, and all materials used shall be of a quality comparable to or better than those in the premises and property and, where required, shall be in accordance with plans and specifications approved by Landlord.

(B) No liens

Tenant shall keep the property and premises free from any mechanic's, materialman's, or similar liens or other such encumbrances in connection with any alterations on or respecting the premises and shall indemnify and hold Landlord harmless from and against any claims, liabilities, judgments, or costs (including attorney fees) arising out of the same or in connection therewith. Tenant shall remove any such lien or encumbrance within fifteen (15) days after written notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for making any investigation as to the validity thereof, and the amount so paid shall be deemed additional rent reserved under this lease due and payable upon demand, without limitation as to other remedies available to Landlord under this lease. Any claim to a lien or encumbrance upon the property or premises arising in connection with any alterations on or respecting the premises not performed by or at the request of Landlord, shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the premises and shall in all respects be subordinate to Landlord's title to the property and premises.

3

ARTICLE VII

Repairs and Maintenance

(A) Tenant's obligations

Tenant shall keep and maintain the premises (including, without limitation, ceilings, walls, carpet, doors, interior glass, light fixtures and bulbs, keys and locks, fire extinguishers, plumbing and other fixtures, alterations and improvements whether installed by Landlord or Tenant) in good order and sanitary condition, and make all repairs caused by its negligence, misfeasance, or malfeasance or by its use of the premises or any part thereof and commit no waste on the premises or the property.

Additionally, Tenant shall be responsible for its prorated share of the cleaning of the parking lot and drive aisles and snow and ice removal.

(B) Landlord's obligations

Landlord shall keep the roof, structural components, HVAC, plumbing and electrical systems and equipment in good and sanitary condition and good working order and repair and perform all maintenance thereto. In addition, Landlord shall be responsible for all ADA compliance matters related to the building.

ARTICLE VIII

Casualty Damage

(A) Restoration of damage

If the premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt notice to Landlord. In such event and within one hundred twenty (120) days from the date of such casualty, Landlord shall, at Landlord's expense, commence to restore the premises and thereafter diligently complete such restoration. Such repair shall substantially restore the condition of the premises prior to the casualty, except for modifications required by zoning and building codes and other laws, and except that Landlord shall not be required to repair or replace any of Tenant's furniture, furnishings, fixtures, or equipment. Landlord shall not be liable for any inconvenience or annoyance to Tenant or their visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof, except that Landlord shall allow Tenant a proportionate abatement of rent during the time and to the extent the premises are unfit for occupancy, and not occupied by Tenant as a result of such damages.

(B)       Termination of lease for substantial damage

Notwithstanding the foregoing to the contrary, in the event the property is damaged by fire or other casualty, Landlord shall notify Tenant within thirty (30) days after the fire or other casualty, and within fifteen (15) days after such notice, Landlord or Tenant may at either's option, terminate, without liability to the other party, this lease by giving notice to the other of such termination in the event that any of the following conditions occur:

4

(1)       In Landlord's reasonable opinion, repairs cannot be completed within one hundred twenty (120) days after being commenced without the payment of overtime or other premiums;

(2)       In Landlord's reasonable opinion, more than twenty-five (25%) percent of the rentable area of the property is damaged to any material extent (which shall include damage by smoke or water) whether or not the premises shall have been damaged by such fire or other casualty;

(3)       The damage is not covered by Landlord's insurance policies.

In the event said notice to terminate is not given, Landlord agrees to complete the required repairs and the restoration, replacement, and rebuilding of the property, subject to unavoidable delay, within one hundred twenty (120) days from the date of such casualty. Upon failure of Landlord to complete such work on or before such completion date as the same may be thus extended, Tenant may, at their option, cancel this lease by written notice to Landlord.

ARTICLE IX

Insurance, Subrogation, and Waiver of Claims

(A) Tenant's insurance

Tenant shall maintain during the term comprehensive public liability insurance, with limits of not less than $2,000,000 for personal injury, bodily injury, sickness, disease, or death and $1,000,000 for damage or injury to or destruction of property (including the loss of use thereof for any one occurrence.) Tenant shall also maintain during the term primary, noncontributory "all-risk" casualty insurance on their personal property, fixtures, and improvements and other insurable personal property and risks in amounts not less than the full insurable replacement value of such property and full insurable value of such other interests of Tenant.

Prior to the commencement dates, Tenant shall provide Landlord with certificates evidencing such coverage (and, with respect to public liability coverage, showing Landlord as an additional named insured). These certificates shall state that such insurance coverage may not be changed or canceled without at least thirty (30) days' prior written notice to Landlord, and shall provide renewal certificates to Landlord at least thirty (30) days prior to expiration of such policies. If Tenant exercises their renewal option, Landlord and Tenant shall meet to discuss whether Tenant's insurance coverage should be increased. Any insurance carried by Landlord or Tenant against loss or damage to the property or premises shall be for the sole benefit of the party carrying such insurance and under their sole control. All insurance required hereunder shall be provided by insurers rated at least A in Best's Insurance Guide who are licensed to do business in the Commonwealth of Kentucky.

5

ARTICLE X

Condemnation

(A) Condemnation proceeds to Landlord

If the whole or any part of the premises or property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken, condemned, reconfigured, or vacated by such authority in such manner as to require the use, reconstruction, or remodeling of any part of the premises or property, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this lease on thirty (30) days' notice, provided such notice is given no later than sixty (60) days after the date of such taking, condemnation, reconfiguration, vacation, deed, or other instrument. Landlord shall be entitled to receive the entire award or payment in connection therewith ("condemnation proceeds") without any payment to Tenant and Tenant hereby irrevocably assigns to Landlord its interest in such award or payment, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the term, and for moving expenses (so long as such claim does not diminish the award available to Landlord or any holder, and such claim is payable separately to Tenant). All rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the premises shall be taken and this lease shall not be so terminated, the rent shall be proportionately abated.

ARTICLE XI

Return of Possession

(A) Surrender of possession

At the termination of this lease by lapse of time or otherwise or upon termination of Tenant's right of possession, whichever shall first occur, Tenant shall surrender possession of the premises and all keys therefor to Landlord. In such event, Tenant shall return the premises and all additions, changes, alterations, improvements, and fixtures in as good an order and condition as when received except for ordinary wear and tear, Landlord's repair obligation, and casualty. All obligations of either party arising during or attributable to the period ending on or before expiration or earlier termination of this lease, and all terms and conditions expressly pertaining to obligations of either party upon or following such expiration or earlier termination, including, without limitation, the provisions of this Article XI, shall survive such expiration or earlier termination.

(B) Removal of trade fixtures

Tenant shall remove Tenant's trade fixtures and personal property, including, without limitation, furniture, machinery, equipment, and safes, prior to the end of the term or within ten (10) days following termination of Tenant's right of possession of the premises, whichever shall first occur. All additions, changes, alterations, improvements, and fixtures (except such trade fixtures and personal property belonging to Tenant) in or upon the premises, whether installed by Tenant or Landlord, shall be Landlord's property and shall remain upon the premises, all without compensation, allowance, or credit to Tenant.

6

(C) Landlord may perform Tenant's duty to remove

If Tenant shall fail to perform any repairs or restoration or fail to remove any items from the premises as required hereunder, Landlord may do so, and Tenant shall pay Landlord the cost thereof upon demand. All property removed from the premises by Landlord pursuant to any provisions of this lease or any law may be handled or stored by the Landlord at the cost and expense of the Tenant; Landlord shall, in no event, be responsible for the value, preservation, or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord in such handling and storage, including Landlord's reasonable storage charges for so long as the same shall be in Landlord's possession or under Landlord's control. All property not removed from the premises or retaken from storage by Tenant within thirty (30) days after the end of the term, or termination of Tenant's right to possession, whichever shall first occur, shall, at Landlord's option, be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant. To the extent permitted by applicable law, Landlord shall have a lien against such property for the costs incurred in removing and storing the same.

ARTICLE XII

Holding Over

Should Tenant retain possession of the premises or any part thereof after the termination of this lease, whether by lapse of time or otherwise, Tenant shall be deemed to be a Tenant from month to month only and subject to all other terms and conditions of this lease, except that monthly rent may be increased. If such holding over shall not have been with Landlord's express written consent, Tenant shall also pay all damages sustained by Landlord on account thereof. The foregoing provisions shall not serve to extend the term (although Tenant shall remain bound to comply with all provisions of this lease until Tenant vacates the premises), and Landlord may freely pursue any right of re-entry without further notice.

ARTICLE XIII

Waiver

No provision of this lease will be deemed waived by either party unless expressly waived in a writing signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision; Landlord's consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord's consent or approval respecting any subsequent such action. Subsequent acceptance of rent or any other amounts by Landlord or his employees or agents shall not reinstate or extend the term or Tenant's right to possession after termination of either of the same and shall not constitute a waiver of any breach by Tenant of any term or condition of this lease, regardless of Landlord's knowledge of such breach at the time such rent is accepted. The acceptance of rent, or of the performance of any other term or condition by any person other than Tenant, including any transferee, shall not constitute a waiver of Landlord's right to approve any transfer.

7

ARTICLE XIV

Attorney Fees

In the event of any litigation between the parties, the prevailing party shall be entitled to recover from the other party all reasonable attorney fees, costs, and expenses of the prevailing party incurred in connection with such litigation, except as may be limited by applicable law.

ARTICLE XV

Subordination, Attornment, and Mortgagee Protection

(A) Subordination and nondisturbance

Tenant agrees that this lease is and shall be subject and subordinate to all mortgages now or hereafter placed upon the property. Tenant shall execute such documentation as Landlord may reasonably request from time to time, in order to confirm the matters set forth in this Article XV, in recordable form.

ARTICLE XVII

Assignment and Subletting

(A) Transfers require consent

Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, take the following actions:

(1)       Assign, mortgage, pledge, hypothecate, encumber, or otherwise transfer this lease or any interest hereunder;

(2)       Permit any assignment or other such foregoing transfer of this lease or any interest hereunder by operation of law;

(3)       Sublet the premises or any part thereof; or

(4)       Permit the use of the premises by any persons other than Tenant and their employees (all of the foregoing are hereinafter sometimes referred to collectively as "transfers" and any person to whom any transfer is made or sought to be made is hereinafter sometimes referred to as a "transferee").

8

If Tenant shall desire Landlord's consent to any transfer, Tenant shall notify Landlord in writing, which notice shall include the following information:

(1)       The proposed effective date (which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after Tenant's notice);

(2)       The portion of the premises to be transferred (herein called the "subject space");

(3)       All of the terms of the proposed transfer and the consideration therefor, the name and address of the proposed transferee, and a copy of all documentation pertaining to the proposed transfer; and

(4)       Any other information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed transferee, nature of such transferee's business, proposed use of the subject space, and such other information as Landlord may reasonably require,

Any transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void, and of no effect.

(B)       Terms of consent

If Landlord shall grant consent to a transfer, the following conditions apply:

(1)       The terms and conditions of this lease, including, among other things, Tenant's liability for the subject space, shall in no way be deemed to have been waived or modified;

(2)       Such consent shall not be deemed consent to any further transfer by either Tenant or transferee;

(3)       No transferee shall succeed to any rights provided in this lease or any amendment hereto to extend the term of this lease;

(4)       Tenant shall deliver to Landlord promptly after execution an original executed copy of all documentation pertaining to the transfer; and

ARTICLE XVII

Rights Reserved by Landlord

(A) In general

Landlord reserves full control over the property to the extent not inconsistent with Tenant's quiet enjoyment, use, and access to the premises as expressly provided in this lease.

9

(B) Changes in property

Landlord reserves the following rights:

(1)       To change the name or street address of the property;

(2)       To install and maintain signs on the exterior and interior of the property;

(3)       To retain at all times, and use in appropriate instances, keys to all doors within and into the premises;

(4)       To grant easements and licenses to others only with specific approval from Tenant as to the space it occupies; and

(5)       To maintain or create ownership interests in the property separate from fee title to the land underlying the same.

These rights apply provided that all of the actions permitted of Landlord under this paragraph (B) shall be exercised in a reasonable, nondiscriminatory fashion and in a manner that will not unduly interfere with Tenant's use or enjoyment of the premises.

(C) Entry of premises

Landlord reserves the following rights:

(1)       To enter the premises at reasonable hours for reasonable purposes, including inspection;

(2)       To show the premises to current and prospective mortgage lenders, ground lessors, insurers, and prospective purchasers and brokers at reasonable hours during the term, with advance notice to Tenant of at least twenty-four (24) hours;

(3)       To show the premises to prospective Tenants at reasonable hours during the last 6 months of the term; and

(4)       To show, decorate, remodel, repair, alter, or otherwise prepare the premises, if Tenant shall vacate the same, during the last three months of the term.

(E)       Alterations and additions

Landlord reserves the following rights:

(1)       To decorate and to make alterations, additions, and new improvements, structural or otherwise, in or to the property or any part thereof, except to the premise leased by the Tenant.

10

ARTICLE XVIII

Landlord's Remedies

(A) Default

The occurrence of any one or more of the following events shall constitute a "default" by Tenant, which, if not cured within any applicable time permitted for cure below, shall give rise to Landlord's remedies set forth in paragraph (B):

(1)       Failure by Tenant to make, when due, any payment of rent, unless such failure is cured within seven (7) days after written notice thereof by Landlord to Tenant;

(2)       Failure by Tenant to observe or perform any of the terms or conditions of this lease to be observed or performed by Tenant other than the payment of rent, or as provided below, unless such failure is cured within thirty (30) days after written notice thereof by Landlord to Tenant sufficiently describing such failure to enable Tenant to determine an appropriate cure;

(3)       Abandonment of the premises, or vacation of all or a substantial portion of the premises, for more than ten (10) consecutive days, without Landlord's written consent;

(4)       Any of the following conditions:

(a)       Making by Tenant of any general assignment for the benefit of creditors;

(b)       Filing by or against Tenant of a petition to have Tenant adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days);

(c)       Appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located on the premises or of Tenant's interest in this lease, where possession is not restored to Tenant within thirty (30) days;

(d)       Attachment, execution, or other judicial seizure of substantially all of Tenant's assets located on the premises or of Tenant's interest in this lease;

(e)       Tenant's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts;

(f)       Tenant's insolvency or admission of an inability to pay its debts as they mature.

The notice and cure periods provided herein are in lieu of, and not in addition to, any notice and cure period provided by law.

11

(B) Remedies

If a default occurs and is not cured within any applicable time permitted under paragraph (A), Landlord shall have all of the rights and remedies allowed by law, including the right, without notice, to re-enter the premises and dispossess Tenant and the legal representative of Tenant or other occupant of the premises by summary proceedings or otherwise and remove their effects and hold the premises as if this lease had not been made; Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any extension of the term of this lease, and shall fail to cure such default within the time provided therefor and Landlord shall thereby become entitled to and shall terminate this lease or reenter and dispossess Tenant, then Landlord may cancel and terminate such extension by written notice. Tenant further agrees that in case of any termination caused by a default of the Tenant, Tenant will indemnify Landlord against all loss of rents and other damage which Landlord may incur by reason of such termination, including, but not limited to, costs of restoring and repairing the premises and putting the same into rentable condition, loss or diminution of rents and other damage which Landlord may incur by reason of such termination, and, to the extent permitted under the then applicable law, all reasonable attorney fees and expenses incurred in enforcing any of the terms of this lease or any other rights or remedies of Landlord. Neither acceptance of rent by Landlord, with or without knowledge of breach, nor failure of Landlord to take action on account of any breach hereof or to enforce his rights hereunder shall be deemed a waiver of any breach. Absent written notice or consent, said breach shall be a continuing one. The words "re-enter" and "reentry" as used in this lease are not restricted to their technical legal meaning. Tenant hereby expressly waives any and all rights to recover or regain possession of the premises or to reinstate or to redeem this lease as permitted or provided by or under any statute, law, or decision now or hereafter in force and effect.

(C) Other matters

No re-entry or repossession, repairs, changes, alterations and additions, reletting, acceptance of keys from Tenant, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this lease or accept a surrender of the premises, nor shall the same operate to release the Tenant, in whole or in part, from any of the Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord or his agent to Tenant. Notices sent pursuant to this article shall be in lieu of any notices required by law. The times set forth herein for the curing of defaults by Tenant and Landlord are of the essence of this lease. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this lease.

ARTICLE XIX

Right To Cure

(A) Default by Landlord

If Landlord shall fail to perform any term or condition under this lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after written notice thereof by Tenant to Landlord sufficiently describing such failure to enable Landlord to determine an appropriate cure.

12

(B) Extended period to cure default

The aforementioned periods of time permitted for Landlord to cure and the periods of time permitted for Tenant to cure hereunder shall be extended if the default cannot be cured within the time period allowed herein, except as to the payment of rent, so long as such party is diligently and continuously attempting to cure. The cure periods shall also be extended for any period of time during which the defaulting party is delayed in, or prevented from, curing due to fire or other casualty, or acts of God, strikes, lockouts, or other labor troubles, shortages of labor or other personnel, shortages of equipment or materials, power shortages or outages, enactment, adoption, or promulgation of new laws, or the application or enforcement of laws, conflicts or other difficulties in scheduling work or other matters, acts, or omissions by the defaulting party or other persons, and other causes beyond the defaulting party's reasonable control, provided that the defaulting party commences to cure such failure to completion. Notwithstanding the foregoing, there shall be no extended period in which to cure a monetary default.

(C) Failure to cure

If Landlord or Tenant shall fail to cure within the times permitted for cure herein, Landlord and Tenant, respectively, shall be subject to such claims for damages and remedies as may be available (subject to the other provisions of this lease), provided, however, that Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate rent.

ARTICLE XX

Captions, Severability, and Definitions

(A) Captions

The captions of the articles and paragraphs of this lease are for convenience and easy reference only and shall not be considered or referred to in resolving questions of construction.

(B) Severability

If any provision of this lease shall be found invalid, void, illegal, or unenforceable with respect to any particular person by a court of competent jurisdiction, it shall in no way affect, impair, or invalidate any other provisions hereof, or its enforceability with respect to any other person, the parties hereto agreeing that they would have entered into the remaining portion of this lease notwithstanding the omission of the portion or portions adjudged invalid, void, illegal, or unenforceable with respect to such person.

13

ARTICLE XXI

Conveyance by Landlord and Liability

(A) Conveyance by Landlord

In case Landlord or any successor owner of the property or the building shall convey or otherwise dispose of any portion thereof in which the premises are located to another person (and nothing herein shall be construed to restrict or prevent such conveyance or disposition), such other person shall, thereupon, be and become Landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this lease to be performed by Landlord which first arise after the date of conveyance. Tenant shall attorn to such other person and Landlord or such successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder not then incurred.

(B)       Liability of Landlord

The liability of Landlord to Tenant for any default by Landlord under this lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the property or the premises shall be limited to the interest of Landlord in the property. Tenant agrees to look solely to Landlord's interest in the property for the recovery of any judgment against Landlord; Landlord shall not be personally liable for any such judgment or deficiency after execution thereon. The limitations of liability contained in this article shall apply equally and inure to the benefit of Landlord, and his respective, present, and future beneficiaries, officers, directors, trustees, shareholders, agents, and employees, and their respective heirs, successors, and assigns. The limitation on Landlord's liability contained in this article shall be effective only if Landlord's "equity interest" in the property is not less than 20% of the fair market value of the property. For purposes hereof, "equity interest" shall mean the fair market value of the property less the amount of any mortgage.

ARTICLE XXII

Miscellaneous

(A) Parties affected

Each of the covenants and obligations of this lease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, guardians, custodians, successors, and assigns, subject to the provisions of Article XXII respecting transfers of this lease or Tenant's interest herein.

(B) Short form lease

At the request of either party, a memorandum of lease or short form lease will be executed and recorded.

14

(C) Governing law

This lease shall be construed in accordance with the laws of the Commonwealth of Kentucky.

(D) Quiet enjoyment

Landlord covenants that upon Tenant's timely payment of the rent and performance of the terms, covenants, and conditions to be performed by him hereunder, Tenant shall peaceably and quietly have, hold, and enjoy the premises during the term subject to the terms hereof.

ARTICLE XXIII

Notices

Except as expressly provided to the contrary in this lease, every notice or other communication to be given by either party to the other with respect hereto or to the premises or property shall be in writing and shall not be effective for any purpose unless the same shall be served personally, or by national air courier service, or United States certified or registered mail, return receipt requested, postage prepaid, addressed, if to Tenant, at the premises, and if to Landlord, at the address at which the last payment of rent was made or required to be made or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing, or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the parties at such addresses required herein.

ARTICLE XXIV

Real Estate Brokers

Each party represents to the other that it has not dealt with any broker in connection with this lease, except to Coldwell Banker who represents the Landlord, and agrees to indemnify and hold the other party harmless from all damages, judgments, liabilities, and expenses (including reasonable attorney fees) arising from any claims or demands of any broker or finder with whom it has dealt for any commission or fee alleged to be due such broker or finder in connection with its participation in the procurement or negotiation of this lease.

ARTICLE XXV

Entire Agreement

This lease, together with all exhibits (WHICH COLLECTIVELY ARE HEREBY INCORPORATED WHERE REFERRED TO HEREIN AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH), contain all the terms and conditions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except any such contemporaneous agreement specifically referring to and modifying this lease signed by both parties. This lease may not be modified except in writing signed by both parties.

15

IN TESTIMONY WHEREOF, witness the signatures of the parties hereto by their duly authorized representatives on the day and year first above written.

LANDLORD:

Kell Properties, LLC

/s/ Jeff Kell

Jeff Kell, Member

TENANT:

VBH Frankfort LLC

/s/ Samuel Kesaris

Samuel Kesaris, Manager

16

LEASE ASSIGNMENT
(Substitute Tenant)

This Assignment (this “Assignment”) is entered into as of April 5, 2021, by and between VBH Frankfort LLC, a Nevada limited liability company (“Assignor”), and VBH Kentucky Inc., a Nevada corporation (“Assignee”), with the consent of Kell Properties, LLC, a Kentucky limited liability company (“Landlord”). Each of Assignor, Assignee, and Landlord may be referred to herein as a “Party” or collectively as the “Parties”.

WHEREAS, Landlord is the owner of the real property known and designated as Units B, C, and D of 915 Leawood Drive, Frankfort, Franklin County, Kentucky (the “Property”);

WHEREAS, Assignor is the current tenant of the Property pursuant to an Office Lease between Landlord and Assignor, dated November 18, 2020 (the “Lease”);

WHEREAS, Assignor desires to assign its entire right, title, and interest in and to the Lease to Assignee, and Assignee intends to assume such right, title, and interest in and to the Lease; and

WHEREAS, Landlord intends to consent to the assumption of the Lease by Assignee and forever release and discharge Assignor from any and all rights and obligations under the Lease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.       Each of the foregoing recitals is an integral part of this Assignment and is binding upon the Parties as if set forth below in full.

2.       Assignor hereby assigns all of its right, title, and interest in and to the Lease and the leased Property to Assignee on an ‘as-is, where-is’ basis, inclusive of any security deposits, prepayments of rents, rights of abatement, or other financial rights (the “Financial Rights”).

3.       Assignor makes no representations or warranties to any Party concerning the title, condition, or fitness of the Property for any use or as to the existence of any known or unknown adverse third-party claims against the Lease or Property.

4.       Assignee hereby assumes all of Assignor’s right, title, and interest in and to the Lease, the leased Property, and the Financial Rights, inclusive of all outstanding rents, maintenance costs, and utility fees that are the current obligation of Assignor under the Lease.

5.       Landlord hereby consents to this Assignment, the substitution of Assignee as the tenant under the Lease, and the full release and discharge of Assignor under the Lease and agrees to the terms and conditions set forth herein.

6.       Each Party agrees to timely execute any and all papers and documents and do all other and further lawful acts that are necessary to give effect to the intent of this Assignment.

17

7.       This Assignment, and all of the assignments, rights, and obligations conveyed hereunder, shall have an effective date of April 1, 2021.

18

IN WITNESS WHEREOF, the Parties have executed this Assignment as of the date first set forth above.

“ASSIGNOR” VBH FRANKFORT LLC by its Sole Member, Vital Behavioral Health Inc., a Nevada corporation By: /s/ Samuel Kesaris Name: Samuel Kesaris Title: President	“ASSIGNEE” VBH KENTUCKY INC. By: /s/ Samuel Kesaris Name: Samuel Kesaris Title: President

Reviewed, agreed, and accepted by:

“LANDLORD”

KELL PROPERTIES LLC

By:       /s/ Jeff Kell

Name:  Jeff Kell

Title:    Member

19